Exhibit 99.1

EQUITY MONETIZATION AGREEMENT

This Equity Monetization Agreement (“Agreement”) is made and entered into this 21 day of February, 2007, by and between UTEK Corporation (“UTEK”), a Delaware Corporation, 2109 E Palm Avenue, Tampa, Florida 33605, and C.E. Unterberg, Towbin, LLC., (“CEUT”) 350 Madison Avenue, New York, N.Y. 10017.

WHEREAS, CEUT desires to provide to UTEK equity monetization services as set forth in this Agreement for equity stakes UTEK has or will have in its portfolio, and

WHEREAS, UTEK is agreeable to pay CEUT for these services.

NOW THEREFORE, in consideration of the mutual promise made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. SERVICES

At UTEK’s request, CEUT will monetize a portion of select, restricted equity stakes that UTEK acquires through its technology transfer services. UTEK agrees that CEUT will be allowed the first opportunity to consummate a sale of UTEK’s equities acquired though its technology transfer services.

A.	In conjunction with providing these Services, CEUT agrees to:

I.	Make itself available telephonically, during normal business hours, for reasonable periods of time, subject to reasonable notice and mutually convenient scheduling.

II.	Actively seek and secure buyer(s) for each equity stake presented for sale within 5 business days of presentation or description of the equity stake by UTEK. Within 5 business days, CEUT agrees it will return with a minimum bid in all instances when presented with an equity stake that is publicly traded and current with their SEC filings. The equity description will be provided by UTEK to CEUT telephonically with an e-mailed confirmation. CEUT will provide confirmation of receipt of UTEK’s e-mailed stock available for sale description, in each instance.

III.	If UTEK agrees, at its sole discretion, to move forward with the transaction, CEUT will prepare the requisite documentation and expeditiously consummate the sale.

B.	This Agreement is non-exclusive for both parties, in that if CEUT is unable to consummate a sale of any portion of the equity stakes within the five (5) business days, UTEK has the right to sell the stakes through other channels.

II. INDEPENDENT CONTRACTOR

CEUT shall be, and in all respects be deemed to be, an independent contractor in the performance of its duties hereunder.

III. EXPENSES

With the exception of the commission to paid to CEUT as outlined below, it is expressly agreed and understood that each party shall be responsible for its own normal and reasonable out-of-pocket expenses.

IV. COMPENSATION

A.	In consideration for providing these services, CEUT shall receive a commission according to a sliding scale (refer below) as payment following closing of each transaction. Commission payment will be automatically deducted from the proceeds of each sale following settlement.

Commission Scale, which is based on a discount to market price of the security on the date of the transaction:

Discount	Fee
<20%	5%
20-30%	3%
30-40%	2%
40-50%	1.5%
>50%	1%

V. TERM AND TERMINATION

The term of the Agreement will be for 12 months. This Agreement may be renewed upon mutual, written agreement of the parties. Either party may terminate this Agreement at any time, with 30 days written notice.

VI. RIGHT OF REFUSAL

CEUT will have right of first refusal on transacting all stakes of restricted equities as UTEK deems them available for sale. For the purpose of this Agreement restricted equities shall be defined as restricted securities in public companies that have been held by UTEK for a period of less than twelve (12) months.

VII. LEGAL COMPLIANCE

CEUT and UTEK both agree that it will comply with applicable NASD and SEC rules and regulations with regard to the services contemplated by this Agreement. In addition,

A.	No press releases or any other forms of communication to third parties, which mention both UTEK and CEUT, shall be released without the prior written consent and approval of both UTEK and CEUT.

B.	CEUT represents to UTEK that a) it has the experience as may be necessary to perform all the required Services, b) all services will be performed in a professional manner, and c) all individuals it provides to perform the services will be appropriately qualified and subject to appropriate agreements concerning the protection of confidential information which such persons may have access to over the term of this Agreement.

VIII. CONFIDENTIAL DATA

A.	CEUT shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of UTEK or confidential information revealed by UTEK obtained as a result of its engagement hereunder, unless authorized, in writing, by UTEK, and agreed to be bound by any confidentiality agreement entered into by UTEK with any third party for the purpose of reviewing technology acquisition opportunities.

IX. OTHER MATERIAL TERMS AND CONDITIONS

A.	ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement

B.	ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement, is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

C.	ASSIGNMENTS. The benefits of the Agreement shall inure to the respective successors and assignees of the parties and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that the rights and obligations of UTEK under this Agreement may not be assigned or delegated without the prior written consent of CEUT and any such purported assignment shall be null and void. Notwithstanding the foregoing, UTEK may assign this Agreement or any portion of its compensation as outlined herein to its subsidiaries in its sole discretion.

D.	ORIGINALS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement.

E.	NOTICES. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the addresses appearing herein, and shall count from the date of mailing or the validated air bill.

F.	MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

G.	ATTORNEY’S FEES. If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party’s attorneys’ fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions there from. As used in this Agreement, attorneys’ fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal to the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

H.	This Agreement is governed by the laws of the State of New York.

APPROVED AND AGREED:

UTEK Corporation		C.E. Unterberg, Towbin, LLC

By:	/s/ Clifford M. Gross	By:	/s/ Howard R. Sutherland
	Clifford M. Gross, Ph.D.		Howard R. Sutherland
	Chief Executive Officer		Managing Director-General Counsel